Exhibit 10.6
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the “Agreement”) is effective as of July 1, 2024 (the “Effective Date”), by and between PUBLIC POLICY HOLDING COMPANY, INC., a Delaware limited liability company (the “Company”), and WILLIAM CHESS (the “Consultant,” and, together with the Company, the “Parties”).
WHEREAS, Company and its affiliates currently are engaged in the business of owning, operating and developing, directly or indirectly through operating subsidiaries, the following lines of business: (i) government relations and public relations (including, without limitation, consulting, polling, research and communication); (ii) advertising services (including, without limitation, media advertising, media planning and investment); (iii) marketing services (including, without limitation, research, promotions and branding/identity); and (iv) communications services (including, without limitation, corporate, healthcare and other specialty communications) and customer relationship management (collectively, the “Business”); and
WHEREAS, the Company desires to engage the Consultant to provide, and the Consultant has agreed to provide, the “Consulting Services” (as defined herein) to the Company on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1
CONSULTING SERVICES AND COMPENSATION
1.1    Consulting Services. During the “Term” (as defined in Section 2.1 hereof), Consultant agrees to provide to Company, and Company agrees to engage Consultant to provide to Company, consulting services (including, for example, strategic planning and implementation), up to Twenty (20) hours monthly, at the request of the Company’s Chief Executive Officer or his designee (collectively, the “Consulting Services”), on the terms and subject to the conditions set forth in this Agreement.
1.2    Compensation; Expenses. As full consideration for the Consulting Services provided by Consultant hereunder, Company agrees to pay a consulting fee to Consultant in the amount of $10,000.00 monthly (pro-rated on a daily basis for any partial calendar month during the Term), in arrears (the “Consulting Fee”). In addition to the Consulting Fee, Company agrees to pay (or reimburse Consultant for) reasonable out-of-pocket travel and other expenses actually paid or incurred by Consultant in connection with the Consulting Services (“Third Party Expenses”); provided, however, that (i) all Third Party Expenses shall be subject to prior written approval of Company; and (ii) Consultant shall submit to Company such statements and other evidence supporting such Third Party Expenses as Company may reasonably require. Company shall pay (or reimburse Consultant) for such Third Party Expenses within thirty (30) days after Consultant provides an invoice therefor (with reasonable supporting documentation).
ARTICLE 2
TERM AND TERMINATION
2.1    Term. The term of this Agreement (the “Term”) shall commence as of the Effective Date and shall continue until the earlier of (i) December 31,2024, or (ii) the effective date as of which Consultant or Company elects to terminate this Agreement for any or no reason, such election to be by notice thereof from the terminating Party to the other Party at least thirty (30) days prior to the effective date of such termination. The Term may be extended at any time during the Term upon mutual written agreement of the Parties.
2.2    Effect of Termination. Immediately following the termination of this Agreement, Company agrees to pay Consultant such portion of the Consulting Fee (if any) due and payable hereunder for all Consulting Services rendered through the effective date of such termination. Notwithstanding anything herein to the contrary, Articles 3 and 4 hereof shall survive the expiration or termination of this Agreement.
ARTICLE 3
OTHER OBLIGATIONS
3.1    Confidentiality.
(a)    From and after the Effective Date, Consultant shall hold, and shall cause Consultant’s employees, contractors, managers, owners, affiliates, agents and representatives (collectively, “Representatives”) to hold, in confidence, and not disclose or use, any and all information, whether written or oral, concerning the Company and its affiliates, and their respective businesses, operations, customers, assets and liabilities, except to the extent that such information (a) is generally available to and known by the public through no fault of Consultant or any Representative; or (b) is lawfully acquired by Consultant or any Representative from and after the Effective Date from sources (other than the Company and its affiliates) which are not prohibited from disclosing such information by any legal, contractual or fiduciary obligation. If Consultant or any Representative is compelled to disclose any information by judicial or administrative process or by other requirements of law, Consultant shall promptly notify Company in writing and shall disclose only that portion of such information which Consultant is advised by Consultant’s counsel in writing is legally required to be disclosed, provided that Consultant shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
(b)    As more fully described in the next sentence hereof, the continuing confidentiality obligations under this Section 3.1 do not prohibit the Consultant from disclosing Confidential Information to a federal, state or local government official or to an attorney, in each case, for the purpose of reporting or investigating a violation of law, or in a court filing under seal. Accordingly, the Consultant hereby acknowledges and understands that pursuant to the Defend Trade Secrets Act of 2016, the Consultant has been advised that the Consultant has immunity from being held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(c)    Consultant acknowledges that a breach or threatened breach of this Section 3.1 would give rise to irreparable harm to Company for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Consultant of any such obligations, Company shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). Consultant acknowledges that the restrictions contained in this Section 3.1 are reasonable and necessary to protect the legitimate interests of Company and constitute a material inducement to Company to enter into this Agreement. In the event that any covenant contained in this Section 3.1 should ever be adjudicated to exceed the limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum limitations permitted by applicable law.
3.2    [Reserved 1
3.3    Indemnification.
(a)    Company shall, at its own expense, subject to the limitations set forth in this Section 3.3, indemnify, defend, and hold harmless Consultant and Consultant’s heirs, beneficiaries, agents, representatives, successors and assigns (collectively, the “Consultant Indemnified Parties”), from and against any and all allegations, threats, claims, suits, proceedings, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively “Claims”) relating to or arising from (i) any breach by Company of its obligations set forth in this Agreement, and/or (ii) Company’s gross negligence or willful misconduct in connection with the Business.
(b)    Consultant shall, at Consultant’s own expense, subject to the limitations set forth in this Section 3.4, indemnify, defend, and hold harmless Company and its members and affiliates, and their respective officers, directors, managers, agents, representatives, clients, successors and assigns (collectively, the “Company Indemnified Parties”) from and against any and all Claims relating to or arising from (i) any breach by Consultant of Consultant’s obligations set forth in this Agreement (including, without limitation, Consultant’s representations and warranties set forth in Section 4.1 hereof), and/or (ii) Consultant’s gross negligence or willful misconduct in connection with the Consulting Services.
(c)    In the event of a potential indemnity obligation under this Section 3.3, the indemnified Party shall (a) notify the indemnifying Party in writing of such Claim; (b) allow the indemnifying Party to have sole control of its defense and settlement of any third party Claim; and (c) upon request of the indemnifying party, cooperate in all reasonable respects, at the indemnifying party’s cost and expense, with the indemnifying party in the investigation, trial, and defense of such third party Claim and any appeal arising therefrom. Failure to notify the indemnifying Party of such third party Claim shall not relieve such indemnifying Party of its obligations under this Section 3.4, but such Claim shall be reduced to the extent of any damages attributable to such failure. The indemnifying Party shall not enter into any settlement or compromise without first obtaining the indemnified Party’s consent, which consent shall not be unreasonably withheld.
(d)    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR SIMILAR DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
ARTICLE 4
MISCELLANEOUS
4.1    Relationship of the Parties; Consultant Representations.
(a)    Nothing herein shall constitute or be deemed to constitute a joint venture, association, partnership, agency or other relationship between the Parties or to impose any obligation or liability upon either of the Parties based on such relationship. In rendering the Consulting Services hereunder, Consultant is acting solely as an independent contractor and not as an agent, employee or partner of Company for any purpose. Consultant has no authority to bind Company in any contractual manner nor to represent to others that the relationship between Company and Consultant is other than as stated herein. Consultant shall be solely responsible for the filing of all tax returns and the payment of all federal, state and local income, payroll and withholding taxes on all compensation payable to Consultant.
(b)    Consultant hereby represents and warrants to Company that Consultant is not a party to any other written or oral agreement that may restrict or adversely impact Consultant’s ability to enter into this Agreement and/or perform Consultant’s duties hereunder. Consultant agrees that Company is relying on the foregoing representations and warranties in entering into this Agreement.
4.2    Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties with respect to the Consulting Services and supersedes all other prior and contemporaneous commitments, arrangements, agreements and/or understandings, both oral and written, between the Parties with respect to such Consulting Services.
4.3    Governing Law; Disputes. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. The State or Federal Courts located within the State of Delaware shall have jurisdiction over any and all disputes between the Parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby, and the Parties consent to and agree to submit to the jurisdiction of such courts. Each of the Parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The Parties hereby agree that mailing of process or other papers in connection with any such Action or proceeding in the manner provided in Section 4.4 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
4.4    Notices. Any notices or other communications required or permitted hereunder shall be in writing and sent to the appropriate addresses designated below (or to such other address or addresses as may hereafter be furnished by one Party to the other Party in compliance with the terms hereof), by hand delivery, by email to the respective email addresses (if any) designated below (with electronic confirmation of delivery), by UPS or FedEx next-day service, or by registered or certified mail, return receipt requested, postage prepaid:
If to Consultant:
William Chess
Address: 22 Darby Road, East Brunswick, NJ 08816
Email: bill.chessl@outlook.com

If to Company:
Public Policy Holding Company, Inc.
Address; 800 N. Capitol St., Suite 800, Washington, DC20002
Email: notices@pphcompany.com
4.5    Waiver and Amendment No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Parties. No waiver, forbearance or failure by any Party of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Party’s right to enforce any other provision of this Agreement or a continuing waiver by such Party of compliance with any provision.
4.6    Severability. Without limiting anything in Section 3.1 hereof, each provision of this Agreement shall be considered separable and enforceable to the fullest extent allowed by law. If any such provision is held by a court of competent jurisdiction to be invalid, void or unenforceable, such determination shall not affect, impair or invalidate the remaining provisions, all of which shall remain in full force and effect. In addition, such invalid, void or unenforceable provision shall be deemed modified and revised with retroactive effect to render such provision valid and enforceable, and such provision shall be enforced as modified and revised. If the court having jurisdiction will not modify and revise such provision, the Parties hereto shall mutually agree to a modification and revision having an effect as close as permitted by applicable law to the provision declared invalid, void or unenforceable.
4.7    Construction; Counterparts. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. This Agreement may be executed in any number of counterparts (which may be by facsimile) each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
4.8    Assignment; No Third Party Beneficiaries. This Agreement may not be assigned (whether by operation of law or otherwise) by any Party without the prior written consent of the other Party. Except for the Consultant Indemnified Parties and the Company Indemnified Parties, in each case, with respect to Section 3.3 hereof, this Agreement shall not benefit or create any right of action in or on behalf of any Person other than the Parties hereto; provided, however, that this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties’ respective successors and permitted assigns.
4.9    Representation by Counsel. Consultant acknowledges that (i) such Party has read this Agreement in its entirety and understands all of its terms and conditions, (ii) such Party has had the opportunity to consult with any individuals of such Party’s choice regarding such Party’s agreement to the provisions contained herein, including legal counsel of such Party’s choice, and any decision not to was such Party’s alone, and (iii) such Party is entering into this Agreement of such Party’s own free will, without coercion from any source.
[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by a duly authorized officer, as of the Effective Date.

CONSULTANT

/s/ William Chess
William Chess

COMPANY

PUBLIC POLICY HOLDING COMPANY, INC.

By:	/s/ Stewart Hall
Stewart Hall, CEO
[Signature Page to Consulting Agreement (Chess)]